Exhibit 16.1

January 25, 2012	Audit — Tax — Advisory Grant Thornton LLP 60 Broad Street, 24th Floor New York, NY 10004-2306 T 212.422.1000 F 212.422.0144 www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Suffolk Bancorp

File No. 000-13580

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Suffolk Bancorp dated January 25, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd